Exhibit 21

             SUBSIDIARIES OF SEACOAST FINANCIAL SERVICES CORPORATION

         The following corporation is a wholly-owned subsidiary of Seacoast Financial Services Corporation:

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Compass Bank for Savings                                Massachusetts
(doing business as CompassBank)

         The following corporations are wholly-owned subsidiaries of Compass Bank for Savings:

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Compass Bank Securities Corporation                     Massachusetts

Compass Credit Corporation                              Massachusetts

Buffinton Brook Realty Corporation                      Massachusetts

The 1855 Corporation                                    Massachusetts

Compass Preferred Capital Corporation                   Massachusetts



         The following corporations are wholly-owned subsidiaries of The 1855
Corporation:

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Purchase Corporation                                   Massachusetts

North Front Street, Inc.                               Massachusetts